SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549






                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 18, 1996




                            AMERICONNECT, INC.
           (Exact name of registrant as specified in its charter)


   Delaware                    0-18654                      48-1056927
(State or other         (Commission File Number)          (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)



        6750 West 93rd Street, Suite 110, Overland Park, Kansas 66212
                (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:(913) 341-8888


                     ________________________________
        (Former name, former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

          AmeriConnect, Inc. ("AmeriConnect") and Phoenix Network, Inc. ("Phoenix") issued a joint press release on March 18, 1996, a copy of which is attached hereto as
     Exhibit 99, relating to their announcement that they have extended the term of their letter of intent to merge AmeriConnect and Phoenix in a stock-for-stock transaction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.

          99   Press Release, issued March 18, 1996

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              AMERICONNECT, INC.


Date: March 18, 1996          By:  /s/  Robert R. Kaemmer
                                   Robert R. Kaemmer
                                   Chairman of the Board, Chief
                                   Executive Officer and
                                   President

                               EXHIBIT INDEX


Exhibit                                                Sequentially
Number                            Exhibit              Numbered Page

99        Press Release, issued March 18, 1996               5

                                EXHIBIT 99

NEWS RELEASE


         Phoenix Network and AmeriConnect Extend Letter of Intent


SAN FRANCISCO, CA; OVERLAND PARK, KS -- March 18, 1996 -- Phoenix Network, Inc. (AMEX:PHX), a San Francisco, California-based long distance reseller and provider of value-added telecommunications services, and AmeriConnect, Inc. (NASDAQ:AMCT), an Overland Park, Kansas-based long distance reseller and provider of value-added telecommunications services, announced today that they have extended the term of the letter of intent to merge the two long distance companies in a stock-for-stock transaction. The parties intend to continue negotiating a definitive merger agreement which they currently expect to enter into within the next several weeks. The parties now expect the closing to take place on or about July 15, 1996, pending the obtaining of all necessary regulatory approvals and approval of the shareholders of both parties.


Contact: Phoenix Network, Mary Ellen Warner, Investor Relations, at (415) 399-3352;

          AmeriConnect, Janet Flynn, Investor Relations, at
          (913) 341-8888.